Exhibit 99.1

FOR IMMEDIATE RELEASE

American Finance Trust, Inc.

Announces Common Stock Dividend for Second Quarter 2019

NEW YORK, April 1, 2019 – American Finance Trust, Inc. (“AFIN”) (Nasdaq: AFIN) announced today that it intends to continue paying monthly dividends on each share of AFIN’s common stock at an annualized rate of $1.10 per share or $0.2750 per share on a quarterly basis. Dividends will be paid on a monthly basis on the 15th day of each month (unless otherwise specified) to common stock holders of record on the applicable record date of such month.

Accordingly, AFIN declared a dividend of $0.0916667 on each share of AFIN’s common stock payable on each of April 15, 2019, May 15, 2019 and June 17, 2019 to common stock holders of record at the close of business on April 10, 2019, May 8, 2019 and June 10, 2019, respectively.

About American Finance Trust

American Finance Trust, Inc. (Nasdaq: AFIN) is a publicly traded real estate investment trust listed on the Nasdaq focused on managing and acquiring a high-quality single and multi-tenant portfolio that is service-retail focused. The portfolio consists of a strong, creditworthy tenant base and is well positioned for growth. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of AFIN’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 7, 2019 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in AFIN’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and AFIN undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investor Relations

investorrelations@americanfinancetrust.com

(866) 902-0063